EXHIBIT 17(f)


[LOGO] Merrill Lynch Investment Managers            www.mlim.ml.com

Semi-Annual Report

September 30, 2002

Mercury
Small Cap Value
Fund, Inc.

PORTFOLIO INFORMATION

AS OF SEPTEMBER 30, 2002
===================================================================
Ten Largest                                              Percent of
Equity Holdings                                          Net Assets
-------------------------------------------------------------------
Symbol Technologies, Inc.                                     2.7%
-------------------------------------------------------------------
Charter One Financial, Inc.                                   2.3
-------------------------------------------------------------------
CNF Transportation Inc.                                       2.1
-------------------------------------------------------------------
Banknorth Group, Inc.                                         2.0
-------------------------------------------------------------------
Protective Life Corporation                                   2.0
-------------------------------------------------------------------
Outback Steakhouse, Inc.                                      1.9
-------------------------------------------------------------------
Noble Energy, Inc.                                            1.8
-------------------------------------------------------------------
Corn Products International, Inc.                             1.6
-------------------------------------------------------------------
Watsco,Inc.                                                   1.6
-------------------------------------------------------------------
XTO Energy,Inc.                                               1.5
-------------------------------------------------------------------
Five Largest                                             Percent of
Industries                                               Net Assets
-------------------------------------------------------------------
Banks                                                         9.7%
-------------------------------------------------------------------
Oil & Gas                                                     8.0
-------------------------------------------------------------------
Software                                                      6.2
-------------------------------------------------------------------
Health Care Providers & Services                              4.9
-------------------------------------------------------------------
Specialty Retail                                              4.3
-------------------------------------------------------------------
OFFICERS AND DIRECTORS/TRUSTEES

Terry K. Glenn, President and
  Director/Trustee
Donald W. Burton, Director/Trustee
M. Colyer Crum, Director/Trustee
Laurie Simon Hodrick,
  Director/Trustee
J. Thomas Touchton, Director/Trustee
Fred G. Weiss, Director
Robert C. Doll, Jr., Senior Vice President
R. Elise Baum, Senior Vice President
  and Portfolio Manager
Donald C. Burke, Vice President and
  Treasurer
Susan B. Baker, Secretary

Custodian

The Bank of New York
100 Church Street
New York, NY 10286

Transfer Agent

Financial Data Services, Inc.
4800 Deer Lake Drive East
Jacksonville, FL 32246-6484
(888) 763-2260

           September 30, 2002 (2) Mercury Small Cap Value Fund, Inc.

DEAR SHAREHOLDER

We are pleased to provide shareholders with this semi-annual report for Mercury Small Cap Value Fund, Inc. For the six months ended September 30, 2002, the Fund lagged the unmanaged Russell 2000 Index. The Fund's Class I, Class A, Class B and Class C Shares had total returns of -29.76%, -29.77%, -29.81% and -30.12%, respectively, compared to the -27.97% total return for the Russell 2000 Index. (Investment results shown do not reflect sales charges and would be lower if sales charges were included. Complete performance information can be found on pages 6 and 7 of this report to shareholders.)

Stock prices dropped sharply during the six-month period ended September 30, 2002, with small- and large-capitalization stocks declining by a similarly large amount. After nearly three years of relative outperformance, small-capitalization stocks began underperforming large-capitalization stocks in July 2002, as weakness in U.S. gross domestic product and employment data caused investors to fear a double-dip recession. During the six-month period, investors favored companies with predictable earnings and internally generated growth, while penalizing companies with a history of aggressive acquisitions and growth at the expense of profitability. Given this market bias, value stocks performed better than growth stocks during the period.

Portfolio Matters

The Fund's performance for the six-month period ended September 30, 2002 suffered from poor sector positioning. Relative to the benchmark Russell 2000 Index, underweighted investments in the better-performing financial services sector and overweighted investments in the poor-performing technology sector hindered results in a sharply declining stock market. The portfolio's information technology stocks performed significantly better than the technology stocks in the Russell 2000 Index, but the benefits of favorable stock selection were more than offset by the negative effect of being overweighted in a sharply declining sector.

Specific stocks that benefited the Fund's semi-annual results included Michael's Stores Inc. and Boron, LePore & Associates, Inc. Shares of Michael's Stores, a retailer of home decorations and arts and crafts items, appreciated more than 20% during the six-month period ended September 30, 2002, as the company posted strong same-store sales comparisons and earnings surpassed the range of analysts' estimates. Boron, LePore & Associates, a provider of medical education and marketing services to the pharmaceutical industry, also performed well, appreciating nearly 33% on news of a cash takeover by drug distributor Cardinal Health, Inc. at a substantial premium to the then-prevailing share price.

During the six-month period ended September 30, 2002, Fund performance was hindered by holdings in Vignette Corporation, an application software provider, and United Rentals, Inc., an equipment rental company operating a network of U.S.-based locations. Vignette Corporation and other software stocks were particularly weak during the period. Many application software stocks declined to unprecedented low valuation

            September 30, 2002 (3) Mercury Small Cap Value Fund, Inc.

levels when measured as a multiple of tangible book value. The portfolio remains overweighted in software stocks based on our belief that there is considerable opportunity in this area. Application software stocks generally have net cash on the balance sheet, low capital requirements and significant leverage to a rebound in the U.S. economy. With respect to our investment in United Rentals, Inc., we trimmed the portfolio's position based on weaker economic data and concern over stress in the company's balance sheet. We continue to hold a reduced position in United Rentals, Inc., based on the belief that these concerns are now reflected in the company's low share price.

At September 30, 2002, the portfolio's largest commitment was in the information technology sector at approximately 16.3% of net assets, closely followed by financial services at 16.2% of net assets and industrials at 13.9% of net assets. The portfolio remains underweighted in utilities, telecommunication services and basic materials. The portfolio's sector weights reflect our positive outlook for the U.S. economy and our expectation that economically sensitive sectors such as industrials and technology will outperform the overall market in the year ahead. Compared to the Russell 2000 Index, the portfolio is most overweighted in the energy sector and most underweighted in the financial services sector.

Earlier this year, we raised the level of liquidity in the portfolio given more volatile equity market conditions. In many instances, we upgraded the portfolio to favor market-leading companies over smaller competitors. We believe this positioning should enable us to maneuver more quickly in response to changing market conditions and leverage the leaders' ability to gain market share in a difficult economic environment. During turbulent times, we seek to capitalize on market volatility and identify opportunities where, based on our fundamental research, we believe that share prices are unduly depressed.

In the near term, we are concerned that consumer spending may stall and corporate spending could be slow to recover. We anticipate that small cap stocks will eventually lead the U.S. recovery by about six months as they have in past economic cycles. Small cap stocks are currently trading at valuation levels not seen since 1998, and we believe that patient investors will be rewarded through the current downturn. We believe that a recovery in small cap stocks would likely be led by a resumption of corporate spending as companies strive to improve their productive capacity with fewer employees.


           September 30, 2002 (4) Mercury Small Cap Value Fund, Inc.

In Conclusion

We thank you for your continued investment in Mercury Small Cap Value Fund, Inc., and we look forward to reviewing our outlook and strategy with you again in our next report to shareholders.

Sincerely,


/s/ Terry K. Glenn                              /s/ R. Elise Baum

Terry K. Glenn                                  R. Elise Baum President
President and Director/Trustee                  Senior Vice and
                                                Portfolio Manager
October 25, 2002


           September 30, 2002 (5) Mercury Small Cap Value Fund, Inc.

FUND PERFORMANCE DATA

ABOUT FUND PERFORMANCE

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. CLASS I SHARES incur a maximum initial sales charge of 5.25% and bear no ongoing distribution and account maintenance fees. Class I Shares are available only to eligible investors.

CLASS A SHARES incur a maximum initial sales charge of 5.25% and an account maintenance fee of 0.25% (but no distribution fee).

CLASS B SHARES are subject to a maximum contingent deferred sales charge of 4% if redeemed during the first two years, decreasing to 3% for each of the next two years and decreasing 1% each year thereafter to 0% after the sixth year. In addition, Class B Shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. These shares automatically convert to Class A Shares after approximately eight years.

CLASS C SHARES are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. In addition, Class C Shares may be subject to a 1% contingent deferred sales charge if redeemed within one year after purchase.

The performance results depicted on page 7 are those of Mercury Small Cap Value Fund, Inc. and, prior to October 1, 2000, a predecessor Fund investing in the same underlying portfolio and with the same fees as Mercury Small Cap Value Fund, Inc. Performance results prior to October 1, 2000 reflect the annual operating expenses of the predecessor Fund. If Mercury Small Cap Value Fund, Inc.'s operating expenses were reflected, the results may have been less than those shown for this time period. Performance results after October 1, 2000 include the actual operating expenses of Mercury Small Cap Value Fund, Inc. The Fund commenced operations on September 5, 2000.

None of the past results shown should be considered a representation of future performance. Performance results do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Figures shown in the "Recent Performance Results" and "Average Annual Total Return" tables assume reinvestment of all dividends and capital gains distributions at net asset value on the ex-dividend date. The Fund's Investment Adviser waived its management fee and a portion of its other expenses. Without such a waiver, the Fund's performance would have been lower. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Dividends paid to each class of shares will vary because of the different levels of account maintenance, distribution and transfer agency fees applicable to each class, which are deducted from the income available to be paid to shareholders.

           September 30, 2002 (6) Mercury Small Cap Value Fund, Inc.

FUND PERFORMANCE DATA (CONCLUDED)

RECENT PERFORMANCE RESULTS*
================================================================================
                                                                   Ten Years/
                                 6-Month         12-Month        Since Inception
As of September 30, 2002      Total Return     Total Return       Total Return
-------------------------------------------------------------------------------
Class I                          -29.76%          -8.57%            +248.90%
-------------------------------------------------------------------------------
Class A                          -29.77           -8.79             +148.42
-------------------------------------------------------------------------------
Class B                          -29.81           -8.83             +219.17
-------------------------------------------------------------------------------
 Class C                         -30.12           -9.51             +133.21
--------------------------------------------------------------------------------
Russell 2000 Index**             -27.97           -9.30          +116.09/+58.73
--------------------------------------------------------------------------------

* Investment results shown do not reflect sales charges; results shown would be lower if sales charges were included. Total investment returns are based on changes in the Fund's net asset values for the periods shown, and assume reinvestment of all dividends and capital gains at net asset value on the ex-dividend date. The Fund's ten-year/since inception periods are for ten years for Class I & Class B Shares and from 10/21/94 for Class A and Class C Shares.

** An unmanaged broad-based Index comprised of small-capitalization common stocks. Ten years/since inception total return periods are for ten years and from 10/31/94, respectively.

AVERAGE ANNUAL TOTAL RETURN
===============================================================================
                                             % Return                % Return
                                           Without Sales            With Sales
Class I Shares*                               Charge                 Charge**
-------------------------------------------------------------------------------
One Year Ended
9/30/02                                         - 8.57%                 -13.37%
-------------------------------------------------------------------------------
Five Years Ended
9/30/02                                         + 3.80                  + 2.69
-------------------------------------------------------------------------------
Ten Years Ended
9/30/02                                         +13.31                  +12.70
-------------------------------------------------------------------------------
*    Maximum sales charge is 5.25%.
**   Assuming maximum sales charge.

                                             % Return                % Return
                                           Without Sales            With Sales
Class A Shares*                               Charge                 Charge**
===============================================================================
One Year Ended
9/30/02                                        - 8.79%                 -13.58%
-------------------------------------------------------------------------------
Five Years Ended
9/30/02                                         + 3.57                  + 2.45
-------------------------------------------------------------------------------
Inception (10/21/94)
through 9/30/02                                 +12.13                  +11.38
-------------------------------------------------------------------------------
*    Maximum sales charge is 5.25%.
**   Assuming maximum sales charge.

                                               % Return                % Return
                                                Without                  With
Class B Shares*                                  CDSC                    CDSC**
-------------------------------------------------------------------------------
One Year Ended
9/30/02                                         - 8.83%                 -12.48%
-------------------------------------------------------------------------------
Five Years Ended
9/30/02                                         + 3.01                  + 2.87
-------------------------------------------------------------------------------
Ten Years Ended
9/30/02                                         +12.31                  +12.31
-------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 4% and is reduced to 0% after six years.
**   Assuming payment of applicable contingent deferred sales charge.

                                               % Return                % Return
                                                Without                  With
Class C Shares*                                   CDSC                   CDSC**
===============================================================================
One Year Ended
9/30/02                                         - 9.51%                 -10.41%
-------------------------------------------------------------------------------
Five Years Ended
9/30/02                                         + 2.74                  + 2.74
-------------------------------------------------------------------------------
Inception (10/21/94)
through 9/30/02                                 +11.25                  +11.25
-------------------------------------------------------------------------------
* Maximum contingent deferred sales charge is 1% and is reduced to 0% after one year.
**   Assuming payment of applicable contingent deferred sales charge.

           September 30, 2002 (7) Mercury Small Cap Value Fund, Inc.

STATEMENT OF ASSETS
AND LIABILITIES

As of September 30, 2002

MERCURY SMALL CAP VALUE FUND, INC.


Assets:

Investment in Master Small Cap Value Trust, at value
  (identified cost--$10,284,201)                                                  $  7,861,443
Prepaid registration fees                                                               17,149
                                                                                  ------------
Total assets                                                                         7,878,592
                                                                                  ------------
----------------------------------------------------------------------------------------------

Liabilities:

Payable to distributor                                                                   2,440
Accrued expenses                                                                        17,149
                                                                                  ------------
Total liabilities                                                                       19,589
                                                                                  ------------
----------------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                        $  7,859,003
                                                                                  ============
----------------------------------------------------------------------------------------------

Net Assets Consist of:

Class I Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                   $        531
Class A Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                         18,108
Class B Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                         61,767
Class C Shares of Common Stock, $.10 par value,
  100,000,000 shares authorized                                                         11,304
Paid-in capital in excess of par                                                    10,549,284
Accumulated investment loss--net                                 $    (63,926)
Accumulated realized capital losses on investments from
  the Trust--net                                                     (295,307)
Unrealized depreciation on investments from the Trust--net         (2,422,758)
                                                                 ------------
Total accumulated losses--net                                                       (2,781,991)
                                                                                  ------------
Net assets                                                                        $  7,859,003
                                                                                  ============
----------------------------------------------------------------------------------------------

Net Asset Value:

Class I--Based on net assets of $45,901 and 5,311 shares
  outstanding                                                                     $       8.64
                                                                                  ============
Class A--Based on net assets of $1,559,178 and 181,079 shares
  outstanding                                                                     $       8.61
                                                                                  ============
Class B--Based on net assets of $5,296,544 and 617,673 shares
  outstanding                                                                     $       8.57
                                                                                  ============
Class C--Based on net assets of $957,380 and 113,044 shares
  outstanding                                                                     $       8.47
                                                                                  ============
----------------------------------------------------------------------------------------------


See Notes to Financial Statements.


            September 30, 2002 (8) Mercury Small Cap Value Fund, Inc.

STATEMENT OF OPERATIONS

For the Six Months Ended September 30, 2002

MERCURY SMALL CAP VALUE FUND, INC.



Investment Income from the Trust--Net:

Net investment income allocated from the Trust:
  Dividends                                                                $    29,835
  Interest                                                                       8,243
  Securities lending--net                                                          959
  Expenses                                                                     (26,230)
                                                                           -----------
Net investment income from the Trust                                            12,807
                                                                           -----------
--------------------------------------------------------------------------------------

Expenses:

Printing and shareholder reports                           $    35,337
Registration fees                                               25,982
Account maintenance and distribution fees--Class B              16,838
Administration fees                                             12,901
Professional fees                                               12,457
Account maintenance and distribution fees--Class C               6,233
Transfer agent fees--Class B                                     5,264
Account maintenance fees--Class A                                2,488
Transfer agent fees--Class A                                     2,383
Transfer agent fees--Class C                                       892
Transfer agent fees--Class I                                        44
Directors' fees and expenses                                        18
Other                                                            3,624
                                                           -----------
Total expenses before reimbursement                            124,461
Reimbursement of expenses                                      (47,728)
                                                           -----------
Total expenses after reimbursement                                              76,733
                                                                           -----------
Investment loss--net                                                           (63,926)
                                                                           -----------
--------------------------------------------------------------------------------------

Realized & Unrealized Loss from the Trust--Net:

Realized loss on investments from the Trust--net                                (9,199)
Change in unrealized appreciation/depreciation on
  investments from the Trust--net                                           (3,468,724)
                                                                           -----------
Total realized and unrealized loss on investments
  from the Trust--net                                                       (3,477,923)
                                                                           -----------
Net Decrease in Net Assets Resulting from Operations                       $(3,541,849)
                                                                           ===========
--------------------------------------------------------------------------------------


See Notes to Financial Statements.


              September 30, 2002 (9) Mercury Small Cap Value Fund, Inc.

STATEMENTS OF CHANGES
IN NET ASSETS

MERCURY SMALL CAP VALUE FUND, INC.

                                                              For the Six           For the
                                                             Months Ended         Year Ended
                                                             September 30,         March 31,
Increase (Decrease) in Net Assets:                               2002                2002
---------------------------------------------------------------------------------------------


Operations:

Investment loss--net                                         $    (63,926)       $    (50,493)
Realized loss on investments from the Trust--net                   (9,199)           (281,129)
Change in unrealized appreciation/depreciation on
  investments from the Trust--net                              (3,468,724)          1,059,422
                                                             --------------------------------
Net increase (decrease) in net assets resulting
  from operations                                              (3,541,849)            727,800
                                                             --------------------------------
---------------------------------------------------------------------------------------------

Distributions to Shareholders:

Realized gain on investments from the Trust--net:
  Class I                                                              --                (603)
  Class A                                                              --              (1,694)
  Class B                                                              --             (11,394)
  Class C                                                              --              (2,614)
                                                             --------------------------------
Net decrease in net assets resulting from distributions
  to shareholders                                                      --             (16,305)
                                                             --------------------------------
---------------------------------------------------------------------------------------------

Capital Share Transactions:

Net increase in net assets derived from capital
  share transactions                                            1,019,398           8,762,783
                                                             --------------------------------
---------------------------------------------------------------------------------------------

Net Assets:

Total increase (decrease) in net assets                        (2,522,451)          9,474,278
Beginning of period                                            10,381,454             907,176
                                                             --------------------------------
End of period*                                               $  7,859,003        $ 10,381,454
                                                             ================================
---------------------------------------------------------------------------------------------

*Accumulated investment loss--net                            $    (63,926)                 --
                                                             ================================
---------------------------------------------------------------------------------------------


See Notes to Financial Statements.


           September 30, 2002 (10) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.



                                                               Class I
                                               --------------------------------------
                                                                             For the
                                                 For the       For the        Period
                                               Six Months       Year         Sept. 5,
                                                  Ended         Ended        2000+ to
                                                Sept. 30,      Mar. 31,      Mar. 31,
Increase (Decrease) in Net Asset Value:           2002           2002          2001
-------------------------------------------------------------------------------------

Per Share Operating Performance:
Net asset value, beginning of period           $ 12.30         $  9.47        $ 10.00
                                               --------------------------------------
Investment loss--net                              (.04)++         (.06)++          --@@
Realized and unrealized gain (loss) on
  investments from the Trust--net                (3.62)           2.97           (.53)
                                               --------------------------------------
Total from investment operations                 (3.66)           2.91           (.53)
                                               --------------------------------------
Less distributions from realized gain on
  investments from the Trust--net                   --            (.08)            --
                                               --------------------------------------
Net asset value, end of period                 $  8.64         $ 12.30        $  9.47
                                               ======================================
-------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share             (29.76%)@        30.87%         (5.30%)@
                                               --------------------------------------
-------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                1.50%*          1.50%          1.50%*
                                               ======================================
Expenses+++                                      2.42%*          4.59%         68.35%*
                                               ======================================
Investment loss--net                             (.73%)*         (.50%)         (.12%)*
                                               ======================================
-------------------------------------------------------------------------------------
Supplemental Data:
Net assets, end of period (in thousands)       $    46         $    73        $    33
                                               ======================================
-------------------------------------------------------------------------------------


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.

           September 30, 2002 (11) Mercury Small Cap Value Fund, Inc.

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.



                                                                 Class A
                                               ------------------------------------------
                                                                                 For the
                                                 For the         For the         Period
                                               Six Months         Year          Sept. 5,
                                                  Ended           Ended         2000+ to
                                                Sept. 30,        Mar. 31,        Mar. 31,
Increase (Decrease) in Net Asset Value:           2002             2002            2001
-----------------------------------------------------------------------------------------


Per Share Operating Performance:
Net asset value, beginning of period            $   12.26       $    9.45       $   10.00
                                                -----------------------------------------
Investment loss--net                                 (.05)++         (.09)++           --@@
Realized and unrealized gain (loss) on
  investments from the Trust--net                   (3.60)           2.98            (.55)
                                                -----------------------------------------
Total from investment operations                    (3.65)           2.89            (.55)
                                                -----------------------------------------
Less distributions from realized gain on
  investments from the Trust--net                      --            (.08)             --
                                                -----------------------------------------
Net asset value, end of period                  $    8.61       $   12.26       $    9.45
                                                =========================================
-----------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                (29.77%)@        30.67%          (5.50%)@
                                                =========================================
-----------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                   1.75%*          1.75%           1.75%*
                                                =========================================
Expenses+++                                         2.67%*          4.87%          68.73%*
                                                =========================================
Investment loss--net                                (.98%)*         (.85%)          (.39%)*
                                                =========================================
-----------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)        $   1,559       $   1,673       $     135
                                                =========================================
-----------------------------------------------------------------------------------------

  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


           September 30, 2002 (12) Mercury Small Cap Value Fund, Inc.

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.



                                                                 Class B
                                               ------------------------------------------
                                                                                 For the
                                                 For the         For the         Period
                                               Six Months         Year          Sept. 5,
                                                  Ended           Ended         2000+ to
                                                Sept. 30,        Mar. 31,        Mar. 31,
Increase (Decrease) in Net Asset Value:           2002             2002            2001
-----------------------------------------------------------------------------------------


Per Share Operating Performance:
Net asset value, beginning of period            $   12.21       $    9.43       $   10.00
                                                -----------------------------------------
Investment loss--net                                 (.07)++         (.11)++           --@@
Realized and unrealized gain (loss) on
  investments from the Trust--net                   (3.57)           2.97            (.57)
                                                -----------------------------------------
Total from investment operations                    (3.64)           2.86            (.57)
                                                -----------------------------------------
Less distributions from realized gain on
  investments from the Trust--net                      --            (.08)             --
                                                -----------------------------------------
Net asset value, end of period                  $    8.57       $   12.21       $    9.43
                                                =========================================
-----------------------------------------------------------------------------------------

Total Investment Return:**
Based on net asset value per share                (29.81%)@        30.42%          (5.70%)@
                                                =========================================
-----------------------------------------------------------------------------------------

Ratios to Average Net Assets:
Expenses, net of reimbursement+++                   1.98%*          1.81%           2.10%*
                                                =========================================
Expenses+++                                         2.90%*          4.89%          69.36%*
                                                =========================================
Investment loss--net                               (1.23%)*         (.99%)          (.80%)*
                                                =========================================
-----------------------------------------------------------------------------------------

Supplemental Data:
Net assets, end of period (in thousands)        $   5,297       $   7,297       $     575
                                                =========================================
-----------------------------------------------------------------------------------------


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


           September 30, 2002 (13) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS (CONCLUDED)

MERCURY SMALL CAP VALUE FUND, INC.

The following per share data and ratios have been derived from information provided in the financial statements.



                                                                 Class C
                                               ------------------------------------------
                                                                                 For the
                                                 For the         For the         Period
                                               Six Months         Year          Sept. 5,
                                                  Ended           Ended         2000+ to
                                                Sept. 30,        Mar. 31,        Mar. 31,
Increase (Decrease) in Net Asset Value:           2002             2002            2001
-----------------------------------------------------------------------------------------

Per Share Operating Performance:
Net asset value, beginning of period            $   12.12       $    9.41       $   10.00
                                                -----------------------------------------
Investment loss--net                                 (.09)++         (.18)++           --@@
Realized and unrealized gain (loss) on
  investments from the Trust--net                   (3.56)           2.96            (.59)
                                                -----------------------------------------
Total from investment operations                    (3.65)           2.78            (.59)
                                                -----------------------------------------
Less distributions from realized gain on
  investments from the Trust--net                      --            (.07)             --
                                                -----------------------------------------
Net asset value, end of period                  $    8.47       $   12.12       $    9.41
                                                =========================================
-----------------------------------------------------------------------------------------

Total Investment Return:**

Based on net asset value per share                (30.12%)@        29.63%          (5.90%)@
                                                =========================================
-----------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses, net of reimbursement+++                   2.50%*          2.50%           2.50%*
                                                =========================================
Expenses+++                                         3.43%*          5.57%          69.79%*
                                                =========================================
Investment loss--net                               (1.76%)*        (1.65%)         (1.24%)*
                                                =========================================
-----------------------------------------------------------------------------------------

Supplemental Data:

Net assets, end of period (in thousands)        $     957       $   1,338       $     164
                                                =========================================
-----------------------------------------------------------------------------------------


  *   Annualized.
 **   Total investment returns exclude the effects of sales charges.
  +   Commencement of operations.
 ++   Based on average shares outstanding.
+++   Includes the Fund's share of the Trust's allocated expenses.
  @   Aggregate total investment return.
 @@   Amount is less than $.01 per share.

      See Notes to Financial Statements.


           September 30, 2002 (14) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS

MERCURY SMALL CAP VALUE FUND, INC.

(1)  Significant Accounting Policies:

     Mercury Small Cap Value Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end investment company. The Fund seeks to achieve its investment objective by investing all of its assets in Master Small Cap Value Trust (the "Trust") that has the same investment objective as the Fund. The value of the Fund's investment in the Trust reflects the Fund's proportionate interest in the net assets of the Trust. The performance of the Fund is directly affected by the performance of the Trust. The financial statements of the Trust, including the Schedule of Investments, are included elsewhere in this report and should be read in conjunction with the Fund's financial statements. The percentage of the Trust owned by the Fund at September 30, 2002 was 0.4%. The Fund's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The Fund offers four classes of shares. Shares of Class I and Class A are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class A, Class B and Class C Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures (except that Class B Shares have certain voting rights with respect to Class A expenditures). Income, expenses (other than expenses attributable to a specific class) and realized and unrealized gains and losses on investments are allocated daily to each class based on its relative net assets. The following is a summary of significant accounting policies followed by the Fund.

     (a) Valuation of investments--The Fund records its investment in the Trust at fair value. Valuation of securities held by the Trust is discussed in
     Note 1a of the Trust's Notes to Financial Statements, which are included elsewhere in this report.

     (b) Investment income and expenses--The Fund records daily its proportionate share of the Trust's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

     (c) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to shareholders. Therefore, no Federal income tax provision is required.

           September 30, 2002 (15) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

     (d) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

     (e) Dividends and distributions--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

     (f) Investment transactions--Investment transactions in the Trust are accounted for on a trade date basis.

(2)  Transactions with Affiliates:

     The Fund has entered into an Administration Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), a wholly-owned subsidiary of Merrill Lynch & Co., Incorporated ("ML & Co."), which is the limited partner. The Fund pays a monthly fee at an annual rate of .25% of the Fund's average daily net assets for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund. FAM has entered into a contractual arrangement with the Fund under which the expenses incurred by each class of shares of the Fund (excluding distribution and/or account maintenance fees) will not exceed 1.50%. This arrangement expires July 12, 2003 and is renewable. For the six months ended September 30, 2002, FAM earned fees of $12,901, all of which was waived. FAM also reimbursed the Fund $34,827 for other operating expenses.

     The Fund has also entered into a Distribution Agreement and Distribution Plans with FAM Distributors, Inc. ("FAMD" or the "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The Distributor voluntarily did not collect any Class B distribution fees for the six months ended September 30, 2002. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:

                                                   Account         Distribution
                                              Maintenance Fee          Fee
     ==========================================================================
     Class A                                      .25%                  --
     --------------------------------------------------------------------------
     Class B                                      .25%                .75%
     --------------------------------------------------------------------------
     Class C                                      .25%                .75%
     --------------------------------------------------------------------------
     Pursuant to a sub-agreement with the Distributor, selected dealers also provide account maintenance and distribution services to the Fund. The ongoing account maintenance


           September 30, 2002 (16) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

     fee compensates the Distributor and selected dealers for providing account maintenance services to Class A, Class B and Class C shareholders. The ongoing distribution fee compensates the Distributor and selected dealers for providing shareholder and distribution-related services to Class B and Class C shareholders. The Fund did not accrue Class B distribution fees for a portion of the six months ended September 30, 2002.

     For the six months ended September 30, 2002, Merrill Lynch, Pierce, Fenner & Smith, a subsidiary of ML & Co., received contingent deferred sales charges of $3,364 and $3 relating to transactions in Class B and Class C Shares, respectively.

     Financial Data Services, Inc. ("FDS"), an indirect, wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

     Certain officers and/or directors of the Fund are officers and/or directors of FAM, PSI, FAMD, FDS, and/or ML & Co.

(3)  Investments:

     Increases and decreases in the Fund's investment in the Trust for the six months ended September 30, 2002 were $5,243,457 and $4,307,836, respectively.

(4)  Capital Share Transactions:

     Net increase in net assets derived from capital share transactions were $1,019,398 and $8,762,783 for the six months ended September 30, 2002 and for the year ended March 31, 2002, respectively.

     Transactions in capital shares were as follows:

     Class I Shares for the Six Months
     Ended September 30, 2002                         Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares redeemed                                    (633)         $ (6,092)
                                                   ---------------------------
     Net decrease                                       (633)         $ (6,092)
                                                   ===========================
     --------------------------------------------------------------------------
     Class I Shares for the Year
     Ended March 31, 2002                             Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                       4,933          $ 54,774
     Shares issued to shareholders in reinvestment
       of distributions                                   54               590
                                                   ---------------------------
     Total issued                                      4,987            55,364
     Shares redeemed                                  (2,519)          (31,085)
                                                   ---------------------------
     Net increase                                      2,468          $ 24,279
                                                   ===========================
     -------------------------------------------------------------------------

           September 30, 2002 (17) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

     Class A Shares for the Six Months
     Ended September 30, 2002                         Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                     361,078       $ 4,029,856
     Automatic conversion of shares                      380             4,602
                                                   ---------------------------
     Total issued                                    361,458         4,034,458
     Shares redeemed                                (316,838)       (3,474,878)
                                                   ---------------------------
     Net increase                                     44,620       $   559,580
                                                   ===========================
     -------------------------------------------------------------------------
     Class A Shares for the Year
     Ended March 31, 2002                             Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                     484,439       $ 5,427,487
     Automatic conversion of shares                      216             2,512
     Shares issued to shareholders in reinvestment
       of distributions                                  155             1,695
                                                   ---------------------------
     Total issued                                    484,810         5,431,694
     Shares redeemed                                (362,615)       (3,729,409)
                                                   ---------------------------
     Net increase                                    122,195       $ 1,702,285
                                                   ===========================
     -------------------------------------------------------------------------
     Class B Shares for the Six Months
     Ended September 30, 2002                         Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                     121,170       $ 1,421,575
     Automatic conversion of shares                     (382)       (1,002,924)
     Shares redeemed                                (100,648)           (4,602)
                                                   ---------------------------
     Net increase                                     20,140       $   414,049
                                                   ===========================
     -------------------------------------------------------------------------
     Class B Shares for the Year
     Ended March 31, 2002                             Shares     Dollar Amount
     -------------------------------------------------------------------------
     Shares sold                                     585,391       $ 6,558,042
     Shares issued to shareholders in reinvestment
       of distributions                                1,021            11,110
                                                   ---------------------------
     Total issued                                    586,412         6,569,152
     Automatic conversion of shares                     (217)           (2,512)
     Shares redeemed                                 (49,649)         (564,039)
                                                   ---------------------------
     Net increase                                    536,546       $ 6,002,601
                                                   ===========================
      -------------------------------------------------------------------------

           September 30, 2002 (18) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONCLUDED)

    Class C Shares for the Six Months
    Ended September 30, 2002                         Shares     Dollar Amount
    -------------------------------------------------------------------------
    Shares sold                                      23,054       $   248,686
    Shares redeemed                                 (20,434)         (196,825)
                                                  ---------------------------
    Net increase                                      2,620       $    51,861
                                                  ===========================
    -------------------------------------------------------------------------
    Class C Shares for the Year
    Ended March 31, 2002                             Shares     Dollar Amount
    -------------------------------------------------------------------------
    Shares sold                                      99,536       $ 1,110,587
    Shares issued to shareholders in reinvestment
      of distributions                                  199             2,165
                                                  ---------------------------
    Total issued                                     99,735         1,112,752
    Shares redeemed                                  (6,786)          (79,134)
                                                 ---------------------------
    Net increase                                     92,949       $ 1,033,618
                                                  ===========================
    -------------------------------------------------------------------------
(5)  Capital Loss Carryforward:

     On March 31, 2002, the Fund had a net capital loss carryforward of $258,440, all of which expires in 2010. This amount will be available to offset like amounts of any future taxable gains.

           September 30, 2002 (19) Mercury Small Cap Value Fund, Inc.

SCHEDULE OF INVESTMENTS

MASTER SMALL CAP VALUE TRUST



                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------

Aerospace &        395,800   Precision Castparts
Defense                      Corp.                                $  10,023,140    $     8,580,944       0.4%
                 1,078,000  +Triumph Group, Inc. (a)                 36,685,434         30,184,000       1.4
                                                                  -------------------------------------------
                                                                     46,708,574         38,764,944       1.8
-------------------------------------------------------------------------------------------------------------
Air Freight      1,451,300   CNF Transportation Inc.                 41,401,032         45,556,307       2.1
& Logistics
-------------------------------------------------------------------------------------------------------------
Auto               528,900  +Keystone Automotive
Components                   Industries, Inc.                         4,048,143          8,726,850       0.4
                   690,300  +Shiloh Industries, Inc.                  7,014,809          1,767,168       0.1
                                                                  -------------------------------------------
                                                                     11,062,952         10,494,018       0.5
-------------------------------------------------------------------------------------------------------------
Banks              792,200   Bank of Hawaii
                             Corporation                             22,353,772         22,102,380       1.0
                 1,876,500   Banknorth Group, Inc.                   36,597,432         44,566,875       2.0
                 1,668,731   Charter One Financial, Inc.             30,344,217         49,594,687       2.3
                   677,100   The Colonial
                             BancGroup, Inc.                         10,448,609          8,396,040       0.4
                 1,031,700   Compass Bancshares, Inc.                35,123,019         30,569,271       1.4
                 1,212,800   First Midwest Bancorp, Inc.             35,428,866         32,575,808       1.5
                 1,914,600   Sovereign Bancorp, Inc.                 27,398,214         24,698,340       1.1
                                                                  -------------------------------------------
                                                                    197,694,129        212,503,401       9.7
-------------------------------------------------------------------------------------------------------------
Biotech-           633,800  +Applera Corporation--
nology                       Celera Genomics Group                    6,702,112          5,038,710       0.2
                 1,197,381  +Diversa Corporation                     14,784,934         10,213,660       0.5
                 1,591,932  +Incyte Pharmaceuticals, Inc.            16,731,335          7,386,564       0.3
                   576,600  +Isis Pharmaceuticals, Inc.               7,124,996          5,685,276       0.2
                 1,070,400  +Maxygen Inc.                            13,480,156          6,647,184       0.3
                 1,206,800  +Medarex, Inc.                           16,203,630          4,042,780       0.2
                   248,600  +Millennium Pharmaceuticals, Inc.         2,977,150          2,316,952       0.1
                   450,100  +Vertex Pharmaceuticals
                             Incorporated                             9,634,964          8,322,349       0.4
                 1,559,957  +Vical Incorporated (a)                  17,469,550          3,603,501       0.2
                                                                  -------------------------------------------
                                                                    105,108,827         53,256,976       2.4
-------------------------------------------------------------------------------------------------------------
Building         2,422,700   Watsco, Inc. (a)                        26,871,833         34,644,610       1.6
Products
-------------------------------------------------------------------------------------------------------------
Chemicals          171,200  +Symyx Technologies                       3,546,041          1,809,584       0.1
-------------------------------------------------------------------------------------------------------------
Commercial         855,900  +Ambassadors
Services                     International, Inc. (a)                  5,424,126          6,975,585       0.3
& Supplies       1,031,900  +Convergys Corporation                   24,421,451         15,509,457       0.7
                   274,000  +DeVry, Inc.                              6,566,357          5,101,880       0.2
                 3,473,600  +EXE Technologies, Inc. (a)              14,123,875          2,254,366       0.1
                   387,400   G & K Services, Inc.
                             (Class A)                                8,224,192         13,113,490       0.6
                   527,435  +On Assignment, Inc.                      8,564,415          4,361,887       0.2



           September 30, 2002 (20) Mercury Small Cap Value Fund, Inc.




                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------
Commercial         497,900  +PRG-Schultz
Services                     International, Inc.                  $   2,536,824    $     6,164,002       0.3%
& Supplies         399,500  +Valassis
(concluded)                  Communications, Inc.                    14,499,511         14,010,465       0.6
                                                                  -------------------------------------------
                                                                     84,360,751         67,491,132       3.0
-------------------------------------------------------------------------------------------------------------
Communi-           714,600  +Advanced Fibre
cations                      Communications, Inc.                     9,778,009          9,482,742       0.4
Equipment        1,528,000  +Arris Group Inc.                        12,488,210          5,653,600       0.3
                 4,250,905  +Aspect Communications
                             Corporation (a)                         21,170,328          6,248,830       0.3
                   663,000  +Computer Network
                             Technology Corporation                   6,042,000          3,328,260       0.1
                 2,356,818  +Proxim Corporation
                             (Class A)                               11,639,648          4,124,432       0.2
                                                                  -------------------------------------------
                                                                     61,118,195         28,837,864       1.3
-------------------------------------------------------------------------------------------------------------
Computers        1,109,300  +Electronics for Imaging, Inc.           19,505,817         16,550,756       0.7
& Periph-        3,878,900  +Maxtor Corporation                      20,040,569         10,123,929       0.5
erals                                                             -------------------------------------------
                                                                     39,546,386         26,674,685       1.2
-------------------------------------------------------------------------------------------------------------
Construction       347,200   Martin Marietta
Materials                    Materials, Inc.                         12,494,655         11,308,304       0.5
-------------------------------------------------------------------------------------------------------------
Containers &       296,100   Rock-Tenn Company
Packaging                    (Class A)                                2,631,536          4,565,862       0.2
                   921,300  +Smurfit-Stone Container
                             Corporation                             13,221,362         11,571,528       0.5
                                                                  -------------------------------------------
                                                                     15,852,898         16,137,390       0.7
-------------------------------------------------------------------------------------------------------------
Distributors       690,100   Applied Industrial
                             Technologies, Inc.                      11,715,129         11,697,195       0.5
-------------------------------------------------------------------------------------------------------------
Diversified      6,124,200  +Knight Trading Group,
Financials                   Inc. (a)                                56,694,878         22,965,750       1.0
-------------------------------------------------------------------------------------------------------------
Electrical       1,471,300  +Global Power Equipment
Equipment                    Group Inc.                              16,160,398          6,915,110       0.3
                 1,847,400  +Paxar Corporation                       21,408,732         26,861,196       1.2
                                                                  -------------------------------------------
                                                                     37,569,130         33,776,306       1.5
-------------------------------------------------------------------------------------------------------------
Electronic         336,800  +Anixter International Inc.               3,923,433          6,938,080       0.3
Equipment        1,245,210  +Nu Horizons Electronics
& Instru-                    Corp. (a)                               10,140,409          7,471,260       0.4
ments            7,902,500   Symbol Technologies, Inc.               67,149,790         60,612,175       2.7
                   466,200  +Tech Data Corporation                   10,985,157         12,307,680       0.6
                                                                  -------------------------------------------
                                                                     92,198,789         87,329,195       4.0
-------------------------------------------------------------------------------------------------------------
Energy             777,900  +BJ Services Company                     25,595,765         20,225,400       0.9
Equipment          561,600   Diamond Offshore
& Services                   Drilling, Inc.                          16,552,512         11,203,920       0.5
                   936,700  +FMC Technologies, Inc.                  17,779,283         15,699,092       0.7



           September 30, 2002 (21) Mercury Small Cap Value Fund, Inc.



                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------
Energy             687,900   Halliburton Company                  $  11,034,232    $     8,880,789       0.4%
Equipment        1,457,900  +Key Energy Services, Inc.               15,422,661         11,488,252       0.5
& Services         485,100  +National-Oilwell, Inc.                  10,853,102          9,401,238       0.5
(concluded)                                                       -------------------------------------------
                                                                     97,237,555         76,898,691       3.5
-------------------------------------------------------------------------------------------------------------
Food             1,230,500   Corn Products
Products                     International, Inc.                     32,510,000         35,376,875       1.6
                   755,142  +Dean Foods Company                      16,958,115         30,039,549       1.4
                 1,232,600  +Smithfield Foods, Inc.                  23,165,318         19,351,820       0.9
                                                                  -------------------------------------------
                                                                     72,633,433         84,768,244       3.9
-------------------------------------------------------------------------------------------------------------
Health Care        677,800   Bausch & Lomb
Equipment &                  Incorporated                            22,996,634         22,482,626       1.0
Supplies           409,800   C.R. Bard, Inc.                         21,783,305         22,387,374       1.0
                   101,200  +Closure Medical
                             Corporation                              1,540,915          1,129,392       0.1
                 1,648,300  +Intuitive Surgical, Inc.                14,833,926         13,169,917       0.6
                   524,900   Mentor Corporation                       9,161,380         16,733,812       0.8
                                                                  -------------------------------------------
                                                                     70,316,160         75,903,121       3.5
-------------------------------------------------------------------------------------------------------------
Health             806,600  +Caremark Rx, Inc.                       10,420,966         13,712,200       0.6
Care             2,515,900   Hooper Holmes, Inc.                     17,096,983         15,598,580       0.7
Providers        1,089,000   IMS Health Incorporated                 20,571,022         16,302,330       0.7
& Services         338,700  +MAXIMUS, Inc.                           10,252,196          7,586,880       0.4
                   600,900  +Orthodontic Centers of
                             America, Inc.                            7,780,840          6,429,630       0.3
                   266,000   Owens & Minor, Inc.                      4,658,134          3,801,140       0.2
                   123,100  +Pharmaceutical Product
                             Development, Inc.                        3,290,610          2,380,754       0.1
                 3,173,200  +Quintiles Transnational
                             Corp.                                   42,382,365         30,177,132       1.4
                 2,259,600  +WebMD Corporation                       14,449,462         11,410,980       0.5
                                                                  -------------------------------------------
                                                                    130,902,578        107,399,626       4.9
-------------------------------------------------------------------------------------------------------------
Hotels,            858,100  +Ambassadors Group, Inc. (a)              6,954,827         12,631,232       0.6
Restau-            886,640   Dover Downs Gaming &
rants &                      Entertainment, Inc. (a)                  8,717,321          7,217,250       0.3
Leisure          1,240,100   Dover Motorsports, Inc. (a)              6,787,715          4,960,400       0.2
                   694,100  +Jack in the Box Inc.                    16,567,976         15,825,480       0.7
                 1,516,900  +Outback Steakhouse, Inc.                40,673,481         41,684,412       1.9
                                                                  -------------------------------------------
                                                                     79,701,320         82,318,774       3.7
-------------------------------------------------------------------------------------------------------------
Household          851,600  +Furniture Brands
Durables                     International, Inc.                     20,535,983         19,544,220       0.9
-------------------------------------------------------------------------------------------------------------
IT Consulting      920,300  +American Management
& Services                   Systems, Incorporated                   12,393,755         11,715,419       0.5
                 1,048,900  +Sykes Enterprises,
                             Incorporated                             5,712,972          4,415,869       0.2
                                                                  -------------------------------------------
                                                                     18,106,727         16,131,288       0.7
-------------------------------------------------------------------------------------------------------------



           September 30, 2002 (22) Mercury Small Cap Value Fund, Inc.



                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------
Insurance           77,400   American National
                             Insurance Company                    $   5,562,733    $     5,341,374       0.3%
                   136,100   PXRE Group Limited                       2,354,694          3,014,615       0.1
                 1,410,800   Protective Life
                             Corporation                             44,116,554         43,410,316       2.0
                                                                  -------------------------------------------
                                                                     52,033,981         51,766,305       2.4
-------------------------------------------------------------------------------------------------------------
Internet &         380,900  +Coldwater Creek Inc.                     6,992,643          5,020,262       0.2
Catalog            302,600  +Insight Enterprises, Inc.                4,509,916          3,071,390       0.2
Retail                                                            -------------------------------------------
                                                                     11,502,559          8,091,652       0.4
-------------------------------------------------------------------------------------------------------------
Internet         1,023,790  +Commerce One, Inc.                      33,206,531          3,040,656       0.1
Software &       3,039,700  +DoubleClick Inc.                        21,260,962         15,624,058       0.7
Services         3,890,300  +EarthLink, Inc.                         33,334,904         20,774,202       0.9
                15,139,600  +Vignette Corporation (a)                55,272,098         12,126,820       0.6
                 2,018,100  +Vitria Technology, Inc.                  8,562,965          1,574,118       0.1
                                                                  -------------------------------------------
                                                                    151,637,460         53,139,854       2.4
-------------------------------------------------------------------------------------------------------------
Machinery          418,977   BHA Group Holdings,
                             Inc. (a)                                 4,412,702          6,577,939       0.3
                    16,900  +ESCO Technologies Inc.                     195,323            545,870       0.0
                   902,000   Kaydon Corp.                            22,392,975         18,076,080       0.8
                   924,300   Reliance Steel &
                             Aluminum Co. (a)                        23,698,100         20,195,955       0.9
                 1,086,100  +Wolverine Tube, Inc. (a)                15,149,591          6,657,793       0.3
                                                                  -------------------------------------------
                                                                     65,848,691         52,053,637       2.3
-------------------------------------------------------------------------------------------------------------
Marine             334,000   UTI Worldwide, Inc.                      4,561,796          6,138,920       0.3
-------------------------------------------------------------------------------------------------------------
Media            1,906,600  +APAC Customer
                             Services Inc.                            7,522,273          5,548,206       0.2
                   478,600   Harte-Hanks, Inc.                        8,742,606          8,906,746       0.4
                 3,844,000  +Paxson Communications
                             Corporation (a)                         38,270,653          8,456,800       0.4
                   789,800   The Reader's Digest
                             Association, Inc. (Class A)             15,935,208         12,360,370       0.6
                                                                  -------------------------------------------
                                                                     70,470,740         35,272,122       1.6
-------------------------------------------------------------------------------------------------------------

Metals &           558,200   A.M. Castle & Company                    8,141,039          3,767,850       0.2
Mining             625,600   Gibraltar Steel Corporation             10,692,154         13,925,856       0.7
                   146,800  +Novamerican Steel, Inc.                  1,418,083            741,340       0.0
                   462,400   Quanex Corporation                       9,089,863         16,045,280       0.7
                 1,318,481   Ryerson Tull, Inc. (a)                  18,722,848          8,477,833       0.4
                   650,110  +Zemex Corporation (a)                    5,284,222          3,517,095       0.2
                                                                  -------------------------------------------
                                                                     53,348,209         46,475,254       2.2
-------------------------------------------------------------------------------------------------------------
Multiline          342,700  +Factory 2-U Stores Inc.                  4,654,927            664,838       0.0
Retail
-------------------------------------------------------------------------------------------------------------
Office             128,200  +Zebra Technologies
Electronics                  Corporation (Class A)                    4,835,831          6,754,871       0.3
-------------------------------------------------------------------------------------------------------------



           September 30, 2002 (23) Mercury Small Cap Value Fund, Inc.



                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------
Oil & Gas          790,300   Burlington Resources
                             Inc.                                 $  29,359,988    $    30,315,908       1.4%
                   334,300  +Evergreen Resources, Inc.               11,470,733         13,699,614       0.6
                 1,144,200   Noble Energy, Inc.                      38,628,665         38,868,474       1.8
                   870,691  +Plains Resources Inc.                   13,285,452         22,446,414       1.0
                   450,200  +Stone Energy Corporation                15,999,819         14,631,500       0.7
                   667,450  +Tom Brown, Inc.                         12,403,971         15,284,605       0.7
                   505,700   Vintage Petroleum, Inc.                  6,280,844          5,461,560       0.3
                 1,648,400   XTO Energy, Inc.                        26,357,267         33,973,524       1.5
                                                                  -------------------------------------------
                                                                    153,786,739        174,681,599       8.0
-------------------------------------------------------------------------------------------------------------
Paper &            817,700   Boise Cascade
Forest                       Corporation                             21,507,131         18,643,560       0.9
Products         1,257,400  +Mercer International,
                             Inc. (a)                                11,862,656          7,393,512       0.3
                                                                  -------------------------------------------
                                                                     33,369,787         26,037,072       1.2
-------------------------------------------------------------------------------------------------------------
Personal             1,317  +Adrien Arpel, Inc. (Preferred)                   0                  0       0.0
Products
-------------------------------------------------------------------------------------------------------------
Real Estate        860,800   Brandywine Realty Trust                 16,523,150         19,411,040       0.9
                   482,300   Camden Property Trust                   14,723,217         15,988,245       0.7
                   291,800   Crescent Real Estate
                             Equities Company                         5,342,660          4,581,260       0.2
                 2,601,500  +La Quinta Corporation                   15,302,910         12,487,200       0.6
                 1,371,693   Trizec Properties, Inc.                 23,106,492         15,568,716       0.7
                                                                  -------------------------------------------
                                                                     74,998,429         68,036,461       3.1
-------------------------------------------------------------------------------------------------------------
Semi-              692,000  +ATMI, Inc.                              14,464,671          9,757,200       0.4
conductor        1,004,300  +AXT, Inc.                               13,112,193          2,088,944       0.1
Equipment          748,600  +Actel Corp.                             15,703,639          7,785,440       0.4
& Products         953,128  +IXYS Corporation                         7,450,845          4,794,234       0.2
                                                                  -------------------------------------------
                                                                     50,731,348         24,425,818       1.1
-------------------------------------------------------------------------------------------------------------
Software         1,049,500  +Agile Software Corporation              10,390,059          6,727,295       0.3
                 3,413,786  +Ascential Software
                             Corporation                             11,622,717          6,342,814       0.3
                   721,700  +Aspen Technology, Inc.                  10,287,212          2,165,100       0.1
                 1,227,400  +Clarus Corporation (a)                   7,307,043          6,259,740       0.3
                 6,296,860  +E.piphany, Inc. (a)                     32,482,131         22,668,696       1.0
                 2,393,100  +Entrust Technologies Inc.               10,299,241          7,514,334       0.3
                 1,318,200  +FileNET Corporation                     16,570,035         13,643,370       0.6
                 2,281,100  +i2 Technologies, Inc.                   10,090,429          1,186,172       0.0
                   709,153  +InterVoice-Brite, Inc.                   6,184,953          1,134,645       0.0
                 1,266,900  +Legato Systems, Inc.                    11,163,643          3,494,110       0.2
                 6,773,800  +Liberate Technologies,
                             Inc. (a)                                44,624,310         10,567,128       0.5
                   559,100  +Micros Systems, Inc.                    10,306,287         12,965,529       0.6
                 1,782,400  +Nuance Communications
                             Inc. (a)                                13,159,339          3,030,080       0.1
                12,995,000  +Parametric Technology
                             Corporation                             68,987,765         23,391,000       1.1



           September 30, 2002 (24) Mercury Small Cap Value Fund, Inc.




                                                                                  In US Dollars
                                                                  -------------------------------------------
                                                                                                      Percent
                   Shares                                                                              of Net
Industry            Held             Stocks                            Cost             Value          Assets
-------------------------------------------------------------------------------------------------------------
Software           317,600  +Progress Software
(concluded)                  Corporation                          $   4,033,166    $     3,842,960       0.2%
                   838,120  +QRS Corporation (a)                      9,068,116          5,556,736       0.3
                   388,300  +RSA Security Inc.                        3,586,412          1,304,688       0.1
                    41,400  +Radiant Systems, Inc.                      247,105            331,200       0.0
                   654,900  +Transaction Systems
                             Architects, Inc. (Class A)               5,188,829          4,060,380       0.2
                                                                  -------------------------------------------
                                                                    285,598,792        136,185,977       6.2
-------------------------------------------------------------------------------------------------------------
Specialty        1,052,400  +American Eagle
Retail                       Outfitters, Inc.                        21,020,327         12,691,944       0.6
                   731,700  +Charlotte Russe
                             Holding Inc.                            11,811,277          6,951,150       0.3
                    33,600  +Cost Plus, Inc.                            555,454            902,160       0.0
                 1,238,800  +Foot Locker, Inc.                       11,688,149         12,375,612       0.6
                   356,000  +Linens 'n Things, Inc.                   7,608,201          6,539,720       0.3
                   916,100  +The Men's Wearhouse, Inc.               18,108,463         13,466,670       0.6
                 1,012,700   The Talbots, Inc.                       35,135,749         28,355,600       1.3
                 1,471,600  +United Rentals, Inc.                    26,140,445         12,420,304       0.6
                                                                  -------------------------------------------
                                                                    132,068,065         93,703,160       4.3
-------------------------------------------------------------------------------------------------------------
Textiles,          631,750  +Fossil, Inc.                             8,710,904         12,666,587       0.6
Apparel &           31,900  +The Timberland Company
Luxury                       (Class A)                                1,005,198          1,010,592       0.0
Goods            2,054,900  +Unifi, Inc.                             19,224,469         12,884,223       0.6
                                                                  -------------------------------------------
                                                                     28,940,571         26,561,402       1.2
-------------------------------------------------------------------------------------------------------------
Trading            636,000  +MSC Industrial Direct Co.,
Companies                    Inc. (Class A)                           7,911,080          6,754,320       0.3
& Distributors
-------------------------------------------------------------------------------------------------------------
                             Total Stocks                         2,519,676,960      1,982,954,887      90.3
-------------------------------------------------------------------------------------------------------------



           September 30, 2002 (25) Mercury Small Cap Value Fund, Inc.




                                                                                 In US Dollars
                                                                 --------------------------------------------
                   Face                                                                            Percent of
                  Amount       Short-Term Securities                   Cost            Value       Net Assets

-------------------------------------------------------------------------------------------------------------
Com-           $12,000,000   Gannett Company,
mercial                      1.75% due 10/18/2002                $   11,990,083     $   11,990,083       0.5%
Paper*          89,738,000   General Motors
                             Acceptance Corp.,
                             2.10% due 10/01/2002                    89,738,000         89,738,000       4.1
                30,000,000   Toyota Motor Credit Corp.,
                             1.74% due 10/09/2002                    29,988,400         29,988,400       1.4
                                                                 --------------------------------------------
                                                                    131,716,483        131,716,483       6.0
-------------------------------------------------------------------------------------------------------------
U.S.            20,000,000   Federal Home Loan Bank,
Govern-                      1.70% due 10/04/2002                    19,997,167         19,997,167       0.9
ment                         Freddie Mac Participation
Agency                       Certificates:
Obliga-         50,000,000    1.71% due 10/04/2002                   49,992,875         49,992,875       2.3
tions*          15,200,000    1.70% due 10/15/2002                   15,189,951         15,189,951       0.7
                                                                 --------------------------------------------
                                                                     85,179,993         85,179,993       3.9
-------------------------------------------------------------------------------------------------------------
                             Total Short-Term
                             Securities                             216,896,476        216,896,476       9.9
-------------------------------------------------------------------------------------------------------------
                             Total Investments                   $2,736,573,436      2,199,851,363     100.2
                                                                 ==============
                             Liabilities in Excess
                             of Other Assets                                            (3,568,865)     (0.2)
                                                                                    -------------------------
                             Net Assets                                             $2,196,282,498     100.0%
                                                                                    =========================
-------------------------------------------------------------------------------------------------------------

+    Non-income producing security.

* Commercial Paper and certain U.S. Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Trust.


           September 30, 2002 (26) Mercury Small Cap Value Fund, Inc.


SCHEDULE OF INVESTMENTS (CONCLUDED)

(a) Investments in companies 5% or more of whose outstanding securities are held by the Trust (such companies are defined as "Affiliated Companies" in Section 2(a)(3) of the Investment Company Act of 1940) are as follows:



----------------------------------------------------------------------------------------------------------
                                                               Net Share           Net            Dividend
Industry                           Affiliate                   Activity           Cost             Income
----------------------------------------------------------------------------------------------------------
Aerospace & Defense        Triumph Group, Inc.                  330,600        $13,012,938            +
----------------------------------------------------------------------------------------------------------
Biotechnology              Vical Incorporated                   485,657          4,001,796            +
----------------------------------------------------------------------------------------------------------
Building Products          Watsco, Inc.                        (355,200)        (5,402,063)       $155,019
----------------------------------------------------------------------------------------------------------
Commercial Services        Ambassadors Group, Inc.               31,100            356,254            +
& Supplies                 Ambassadors International, Inc.       28,900            260,536            +
----------------------------------------------------------------------------------------------------------
Communications             Aspect Communications               (102,200)        (2,486,005)           +
Equipment                  Corporation
----------------------------------------------------------------------------------------------------------
Distributors               Nu Horizons Electronics Corp.       (188,000)        (2,438,909)           +
----------------------------------------------------------------------------------------------------------
Diversified Financials     Knight Trading Group, Inc.           145,800          1,031,710            +
----------------------------------------------------------------------------------------------------------
Hotels, Restaurants        Dover Downs Gaming &                (310,560)        (6,091,478)         64,248
& Leisure                  Entertainment, Inc.
----------------------------------------------------------------------------------------------------------
Internet Software &        Clarus Corporation                    39,500            170,926            +
Services                   EXE Technologies, Inc.               (20,800)          (888,929)           +
                           Vignette Corporation               5,616,500         15,600,927            +
----------------------------------------------------------------------------------------------------------
Machinery                  BHA Group Holdings, Inc.             (61,800)          (755,174)          --
                           Reliance Steel & Aluminum Co.        307,000          8,114,274          97,908
                           Wolverine Tube, Inc.                (155,000)        (3,858,847)           +
----------------------------------------------------------------------------------------------------------
Media                      Dover Motorsports, Inc.            1,240,100          6,787,715          47,888
                           Paxson Communications
                           Corporation                        1,209,400         11,260,386            +
----------------------------------------------------------------------------------------------------------
Metals & Mining            Ryerson Tull, Inc.                  (382,500)        (8,226,455)        148,858
                           Zemex Corporation                      1,800            (49,892)           +
----------------------------------------------------------------------------------------------------------
Paper & Forest             Mercer International, Inc.          (115,200)        (1,517,749)           +
Products
----------------------------------------------------------------------------------------------------------
Software                   E.piphany, Inc.                    3,834,600         18,891,450            +
                           Liberate Technologies, Inc.          949,600          4,513,753            +
                           Nuance Communications Inc.           (52,800)          (980,282)           +
                           QRS Corporation                      117,400          1,168,783            +
----------------------------------------------------------------------------------------------------------


+     Non-income producing security.


See Notes to Financial Statements.


           September 30, 2002 (27) Mercury Small Cap Value Fund, Inc.

STATEMENT OF ASSETS
AND LIABILITIES

As of September 30, 2002

MASTER SMALL CAP VALUE TRUST



Assets:
Investments, at value (including securities loaned of
$283,966,022) (identified cost--$2,736,573,436)                                       $ 2,199,851,363
Investments held as collateral for loaned securities, at value                            303,142,717
Receivables:
  Securities sold                                                 $    19,589,856
  Contributions                                                         4,199,843
  Dividends                                                             1,359,359
  Loaned securities                                                        50,728          25,199,786
                                                                  ---------------
Prepaid expenses and other assets                                                              62,762
                                                                                      ---------------
Total assets                                                                            2,528,256,628
                                                                                      ---------------
-----------------------------------------------------------------------------------------------------

Liabilities:

Collateral on securities loaned, at value                                                 303,142,717
Payables:
  Securities purchased                                                 19,690,390
  Withdrawals                                                           7,694,655
  Investment adviser                                                      947,062          28,332,107
                                                                  ---------------
Accrued expenses and other liabilities                                                        499,306
                                                                                      ---------------
Total liabilities                                                                         331,974,130
                                                                                      ---------------
-----------------------------------------------------------------------------------------------------

Net Assets:

Net assets                                                                            $ 2,196,282,498
                                                                                      ===============
-----------------------------------------------------------------------------------------------------

Net Assets Consist of:

Investors' capital                                                                    $ 2,733,004,571
Unrealized depreciation on investments--net                                              (536,722,073)
                                                                                      ---------------
Net assets                                                                            $ 2,196,282,498
                                                                                      ===============
-----------------------------------------------------------------------------------------------------


See Notes to Financial Statements.



           September 30, 2002 (28) Mercury Small Cap Value Fund, Inc.

STATEMENT OF OPERATIONS

For the Six Months Ended September 30, 2002

MASTER SMALL CAP VALUE TRUST



Investment Income:
Dividends (net of $102 foreign withholding tax)                                         $   8,335,433
Interest                                                                                    2,310,862
Securities lending--net                                                                       265,014
                                                                                        -------------
Total income                                                                               10,911,309
                                                                                        =============
-----------------------------------------------------------------------------------------------------

Expenses:

Investment advisory fees                                            $   6,820,406
Accounting services                                                       303,862
Custodian fees                                                            100,650
Professional fees                                                          45,124
Trustees' fees and expenses                                                26,045
Pricing fees                                                                1,047
Other                                                                      42,934
                                                                    -------------
Total expenses                                                                              7,340,068
                                                                                        -------------
Investment income--net                                                                      3,571,241
                                                                                        -------------
-----------------------------------------------------------------------------------------------------

Realized & Unrealized Gain
(Loss) on Investments--Net:

Realized loss on investments--net                                        (123,119)
Increase from payments by affiliates and realized
losses on the disposal of investments in violation
of restrictions--net+                                                     360,209             237,090
                                                                    -------------
Change in unrealized appreciation/depreciation
on investments--net                                                                      (972,507,511)
                                                                                        -------------
Total realized and unrealized loss on investments--net                                   (972,270,421)
                                                                                        -------------
Net Decrease in Net Assets Resulting from Operations                                    $(968,699,180)
                                                                                        =============
-----------------------------------------------------------------------------------------------------


+ Represents a reimbursement from FAM for a loss on a transaction not meeting the Trust's investment guidelines.

See Notes to Financial Statements.


           September 30, 2002 (29) Mercury Small Cap Value Fund, Inc.

STATEMENTS OF CHANGES
IN NET ASSETS

MASTER SMALL CAP VALUE TRUST



                                                    For the Six          For the
                                                    Months Ended        Year Ended
Increase (Decrease) in Net Assets:                 Sept. 30, 2002     March 31, 2002
------------------------------------------------------------------------------------
Operations:

Investment income--net                            $     3,571,241    $    10,257,135
Realized gain on investments--net                         237,090        113,102,679
Change in unrealized appreciation/depreciation
  on investments--net                                (972,507,511)       472,415,629
                                                  ----------------------------------
Net increase (decrease) in net assets
resulting from operations                            (968,699,180)       595,775,443
                                                  ----------------------------------
------------------------------------------------------------------------------------

Capital Transactions:

Proceeds from contributions                           173,355,455      1,801,296,041
Fair value of withdrawals                            (257,333,142)      (701,668,269)
                                                  ----------------------------------
Net increase (decrease) in net assets derived
from capital transactions                             (83,977,687)     1,099,627,772
                                                  ----------------------------------
------------------------------------------------------------------------------------

Net Assets:

Total increase (decrease) in net assets            (1,052,676,867)     1,695,403,215
Beginning of period                                 3,248,959,365      1,553,556,150
                                                  ---------------    ---------------
End of period                                     $ 2,196,282,498    $ 3,248,959,365
                                                  ===============    ===============
------------------------------------------------------------------------------------


See Notes to Financial Statements.


           September 30, 2002 (30) Mercury Small Cap Value Fund, Inc.

FINANCIAL HIGHLIGHTS

MASTER SMALL CAP VALUE TRUST



                                                  For the                               For the
The following ratios have                       Six Months           For the         Period Sept. 1,
been derived from information                      Ended            Year Ended          2000+ to
provided in the financial statements.         Sept. 30, 2002      March 31, 2002     March 31, 2001
---------------------------------------------------------------------------------------------------
Total Investment Return:                          (29.29%)++@           32.13%                 --
                                              =====================================================
---------------------------------------------------------------------------------------------------

Ratios to Average Net Assets:

Expenses                                             .51%*                .52%               .54%*
                                              =====================================================
Investment income--net                               .25%*                .44%               .85%*
                                              =====================================================
---------------------------------------------------------------------------------------------------

Supplemental Data:
Net assets, end of period (in thousands)      $ 2,196,282          $ 3,248,959        $ 1,553,556
                                              =====================================================
Portfolio turnover                                 32.11%               54.14%             42.30%
                                              =====================================================
---------------------------------------------------------------------------------------------------


 *    Annualized.
 +    Commencement of operations.
++ FAM fully reimbursed the Trust for a loss on a transaction not meeting the Trust's investment guidelines, which had no impact on total return.
 @    Aggregate total investment return.

      See Notes to Financial Statements.


           September 30, 2002 (31) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS

MASTER SMALL CAP VALUE TRUST

(1)   Significant Accounting Policies:

      Master Small Cap Value Trust (the "Trust") is registered under the Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of the Trust permits the Trustees to issue nontransferable interests in the Trust, subject to certain limitations. The Trust's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America, which may require the use of management accruals and estimates. These unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. All such adjustments are of a normal, recurring nature. The following is a summary of significant accounting policies followed by the Trust.

      (a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities that are traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price (options written) or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by a pricing service retained by the Trust which may use a matrix system for valuations.

      (b) Derivative financial instruments--The Trust may engage in various portfolio investment strategies to increase or decrease the level of risk to which the Trust is exposed more quickly and efficiently than transactions in other types of instruments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

      o Financial futures contracts--The Trust may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Futures contracts are contracts for delayed delivery of securities at a specific future date and at a specific price or yield. Upon entering into a contract, the Trust deposits and maintains as collateral such initial margin


           September 30, 2002 (32) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

      as required by the exchange on which the transaction is effected. Pursuant to the contract, the Trust agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Trust as unrealized gains or losses. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

      o Options--The Trust is authorized to write put and covered call options and purchase put and call options. When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written.

      When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Trust enters into a closing transaction), the Trust realizes a gain or loss on the option to the extent of the premiums received or paid (or loss or gain to the extent the cost of the closing transaction exceeds the premium paid or received).

      Written and purchased options are non-income producing investments.

      o Forward foreign exchange contracts--The Trust is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. The contract is marked-to-market daily and the change in market value is recorded by the Trust as an unrealized gain or loss. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed.
      o Foreign currency options and futures--The Trust may purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible variations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-U.S. dollar-denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust.

      (c) Income taxes--The Trust is classified as a partnership for Federal income tax purposes. As such, each investor in the Trust is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Trust. Accordingly, as a "pass through" entity, the Trust pays no income dividends or capital gains distributions. Therefore, no Federal income tax provision is required. It is intended that the Trust's assets will be managed so an investor in the Trust can satisfy the requirements of subchapter M of the Internal Revenue Code.

      (d) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Realized


           September 30, 2002 (33) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONTINUED)

      gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates. Interest income is recognized on the accrual basis.

      (e) Securities lending--The Trust may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Trust receives securities as collateral for the loaned securities, it collects a fee from the borrower. The Trust typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Trust receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Trust may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Trust could experience delays and costs in gaining access to the collateral. The Trust also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

(2)   Investment Advisory Agreement and Transactions with Affiliates:

      The Trust has entered into an Investment Advisory Agreement with Fund Asset Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

      FAM is responsible for the management of the Trust's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Trust. For such services, the Trust pays a monthly fee based upon the average daily value of the Fund's net assets at the following annual rates: .50% of the Fund's average net assets not exceeding $1 billion, .475% of average daily net assets in excess of $1 billion but not exceeding $1.5 billion; and .45% of average daily net assets in excess of $1.5 billion.

      The Trust has received an exemptive order from the Securities and Exchange Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a subsidiary of ML & Co., or its affiliates. As of September 30, 2002, the Trust lent securities with a value of $101,820,411 to MLPF&S or its affiliates. Pursuant to that order, the Trust also has retained QA Advisors, LLC ("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment


           September 30, 2002 (34) Mercury Small Cap Value Fund, Inc.

NOTES TO FINANCIAL STATEMENTS
(CONCLUDED)

      company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of September 30, 2002, cash collateral of $136,414,223 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC and $166,728,494 was invested in the Merrill Lynch Premier Institutional Fund. For the six months ended September 30, 2002, QA Advisors received $109,581 in securities lending agent fees.

      In addition, MLPF&S received $411,658 in commissions on the execution of portfolio security transactions for the Trust for the six months ended September 30, 2002.

      For the six months ended September 30, 2002, the Trust reimbursed FAM $29,760 for certain accounting services.

      Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

(3)   Investments:

      Purchases and sales of investments, excluding short-term securities, for the six months ended September 30, 2002 were $870,345,952 and $827,719,817, respectively.

      Net realized gains for the six months ended September 30, 2002 and net unrealized losses as of September 30, 2002 were as follows:

                                          Realized              Unrealized
                                           Gains                  Losses
      ----------------------------------------------------------------------
      Long-term investments              $  237,090           $(536,722,073)
                                         ----------------------------------
      Total                              $  237,090           $(536,722,073)
                                         ==================================
      ----------------------------------------------------------------------

      As of September 30, 2002, net unrealized depreciation for Federal income tax purposes aggregated $549,745,838, of which $142,605,232 related to appreciated securities and $692,351,070 related to depreciated securities. At September 30, 2002, the aggregate cost of investments for Federal income tax purposes was $2,749,597,201.

(4)   Short-Term Borrowings:

      The Trust, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Trust may borrow under the credit agreement to fund investors' withdrawals and for other lawful purposes other than for leverage. The Trust may borrow up to the maximum amount allowable under the Trust's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Trust pays a commitment fee of .09% per annum based on the Trust's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. On November 30, 2001, the credit agreement was renewed for one year under the same terms. The Trust did not borrow under the credit agreement during the six months ended September 30, 2002.


           September 30, 2002 (35) Mercury Small Cap Value Fund, Inc.

[LOGO] Merrill Lynch  Investment Managers

     MUTUAL        MANAGED        ALTERNATIVE          INSTITUTIONAL
     FUNDS        ACCOUNTS        INVESTMENTS        ASSET MANAGEMENT

                                                            [GRAPHICS OMITTED]

This report is not authorized for use as an offer of sale or a solicitation of an offer to buy shares of the Fund unless accompanied or preceded by the Fund's current prospectus. Past performance results shown in this report should not be considered a representation of future performance. Investment return and principal value of shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Statements and other information herein are as dated and are subject to change.

Mercury Small Cap Value Fund, Inc.
Box 9011
Princeton, NJ
08543-9011

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